UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 9, 2017
  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On May 9, 2017, Adena Minerals, LLC sold its 31% limited partner interest in NRP (GP) LP (“NRP GP” and the general partner of Natural Resource Partners L.P. (“NRP”)) to Great Northern Properties Limited Partnership (“GNPLP”) and Western Pocahontas Properties Limited Partnership (“WPPLP”) (the “Adena Sale”). GNPLP and WPPLP are companies controlled by Corbin J. Robertson, NRP’s Chairman and Chief Executive Officer. Following the Adena Sale, GNPLP owns a 9.830% limited partner interest in NRP GP, and WPPLP owns a 90.169% limited partner interest in NRP GP. GP Natural Resource Partners LLC (“GP LLC”) continues to own a 0.001% general partner interest in NRP GP.

In connection with the Adena Sale, on May 9, 2017, the Investor Rights Agreement effective as of January 4, 2007 by and among Adena, NRP GP, GP LLC, and Robertson Coal Management (“Investor Rights Agreement”) terminated pursuant to its terms. Pursuant to the Investor Rights Agreement, Adena had the right to appoint two directors (one of whom must have been independent) and one observer to the Board of Directors of GP LLC (the “GP LLC Board”).

Also on May 9, 2017, the Restricted Business Contribution Agreement effective as of January 4, 2007, by and among Christopher Cline, Foresight Reserves LP, Adena, NRP, NRP GP, and NRP (Operating) LLC (the “RBCA”) also terminated pursuant to the terms thereof. Pursuant to the RBCA, Adena and its affiliates were required to make offers of certain assets to NRP and its subsidiaries.

In addition, the rights of Adena and its affiliates under NRP’s Fifth Amended and Restated Partnership Agreement are no longer in effect as a result of the Adena Sale (other than customary rights to indemnification).

Item 2.02.	Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the following information and the exhibit referenced therein are being furnished pursuant to Item 2.02 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

On May 10, 2017, Natural Resource Partners L.P. announced via press release its earnings and operating results for the first quarter of 2017. A copy of NRP’s press release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2017, L.G. (“Trey”) Jackson resigned from the GP LLC Board.

Mr. Jackson’s resignation from the GP LLC Board was not as a result of any disagreement with NRP or its management. Mr. Jackson was one of two Adena designees to the GP LLC Board pursuant to the Investor Rights Agreement. In connection with the termination of the Investor Rights Agreement, Adena no longer has rights to appoint directors to the GP LLC Board.

Leo A. Vecellio, Jr., who has served as Adena’s independent director appointee to the GP LLC Board, will remain on the GP LLC Board as an independent director appointed by Corbin J. Robertson, Jr.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Natural Resource Partners L.P. press release dated as of May 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its General Partner

Date: May 10, 2017		/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel

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